Exhibit 23.2


                        [ANDERSEN ANDERSEN & STRONG L.C.]

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made a part of this registration statement.


/s/ ANDERSEN ANDERSEN & STRONG L.C.

Salt Lake City, Utah
June 29, 1999